UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2018 (May 1, 2018)

C&J ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38023	81-4808566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd. Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 325-6000

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.
C&J Energy Services, Inc. (the “Company”) and certain of its subsidiaries, as borrowers (the “Borrowers”), have entered into a credit agreement, dated May 1, 2018, providing for an asset-based revolving credit facility (the “ABL Facility”), with certain lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”). The ABL Facility replaced our existing revolving credit facility (the “Old ABL Facility”).

The ABL Facility allows the Borrowers to incur revolving loans in an aggregate amount up to the lesser of $400 million and a borrowing base (the “Loan Cap”), which borrowing base is based upon the value of the Borrowers’ accounts receivable, inventory and restricted cash, subject to eligibility criteria and customary reserves which may be modified in the Agent’s permitted discretion.

The ABL Facility also provides for the issuance of letters of credit, which would further reduce borrowing capacity thereunder. We also have an option, subject to customary conditions, to enter into certain incremental facilities of up to $200 million. The maturity date of the ABL Facility is May 1, 2023.
If at any time the amount of loans and other extensions of credit outstanding under the ABL Facility exceed the borrowing base, the Borrowers may be required, among other things, to prepay outstanding loans immediately.
The Borrowers’ obligations under the ABL Facility are secured by liens on a substantial portion of the Borrowers’ personal property, subject to certain exclusions and limitations. Upon the occurrence of certain events, additional collateral, including a portion of the Borrowers’ real properties, may also be required to be pledged. Each of the Borrowers is jointly and severally liable for the obligations of the other Borrowers under the ABL Facility.
At the Borrowers’ election, interest on borrowings under the ABL Facility will be determined by reference to either LIBOR plus an applicable margin of between 1.50% and 2.00% or an “alternate base rate” plus an applicable margin of between 0.50% and 1.00%, in each case based on the Company’s total leverage ratio. Interest will be payable quarterly for loans bearing interest based on the alternative base rate and on the last day of the interest period applicable to LIBOR-based loans and, in the case of an interest period longer than three months, quarterly, upon any prepayment and at final maturity. The Borrowers will also be required to pay a fee on the unused portion of the ABL Facility equal to (i) 0.50% per annum if average utilization is less than or equal to 25% or (ii) 0.375% per annum if average utilization is greater than 25%, in each case payable quarterly in arrears to the Agent.

The ABL Facility is subject to certain customary affirmative and negative covenants, including limitations on the Borrowers’ and their subsidiaries’ ability to incur additional indebtedness, grant liens, make loans, make acquisitions or investments, make distributions, merge into or consolidate with other persons, or engage in certain asset dispositions.
The ABL Facility is also subject to customary events of default.
The credit agreement governing the ABL Facility also contains a financial covenant which requires the Company to maintain a monthly minimum fixed charge coverage ratio of 1.0:1.0 upon the occurrence of an event of default or on any date upon which the excess availability is less than the greater of (x) 12.5% of the lesser of the Loan Cap and (y) $30.0 million. The fixed charge coverage ratio is generally defined in the credit agreement governing the ABL Facility as the ratio of (i) EBITDA minus certain capital expenditures and cash taxes paid to (ii) the sum of cash interest expenses, scheduled principal payments on borrowed money and certain distributions.
The description of the credit agreement governing the ABL Facility contained in this current report does not purport to be complete and is qualified in its entirety by reference to the complete text of the credit agreement, a copy of which is filed as Exhibit 10.1 to this current report and incorporated herein by reference.

The lenders and their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. Affiliates of one or more of the lenders acted as lenders and/or agents under, and as consideration therefore received customary fees and expenses in connection with, the credit agreement governing the ABL Facility.

Item 1.02. Termination of a Material Definitive Agreement.
In connection with the entry into the ABL Facility described above, on May 1, 2018, the Company terminated the Old ABL Facility.

The Company did not incur any early termination penalties in connection with the termination of the Old ABL Facility.

Item 2.02. Results of Operations and Financial Condition
On May 3, 2018, the Company issued a press release (the “Earnings Release”) announcing the Company’s financial and operating results for the first quarter of 2018. The Company is hereby furnishing the Earnings Release, which is included as Exhibit 99.1 hereto, pursuant to Item 2.02 of Form 8-K.
The Company will host a conference call on Thursday, May 3, 2018 at 10:00 a.m. ET / 9:00 a.m. CT to discuss its first quarter 2018 financial and operating results. Interested parties may listen to the conference call via a live webcast accessible on the Company’s website at www.cjenergy.com or by calling U.S. (Toll Free): 1-855-560-2574 or International: 1-412-542-4160 and asking for the “C&J Energy Services Call.” Please dial-in ten to fifteen minutes before the scheduled call time to avoid any delays entering the earnings call. An archive of the webcast will be available shortly after the call on the Company’s website at www.cjenergy.com for 12 months following the call. A replay of the call will also be available for one week by calling U.S. (Toll Free): 1-877-344-7529 or International: 1-412-317-0088, using the access code: 10119172.
The Earnings Release contains, and on the call the Company’s management is expected to discuss, certain statements and information that speak to the Company’s expectations or predictions of the future. These statements and information may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are subject to risks and uncertainties, many of which are beyond the Company’s control, which could cause the Company’s actual results to differ materially from those expressed in or implied by these statements. Please see the Company’s disclosures regarding risk factors and forward-looking statements in its filings with the SEC (including Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, and Annual Report on Form 10-K) for a discussion of the known material factors that could cause the Company’s actual results to differ materially from those indicated or implied by such forward-looking statements.
Additionally, the Earnings Release contains, and on the call the Company’s management is expected to discuss, certain non-GAAP financial measures. The Company has provided information regarding its use of those non-GAAP financial measures, together with reconciliations of such measures to their most comparable GAAP measures, in the Earnings Release.
In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 2.02, and including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The description of the ABL Facility above under Item 1.01 is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

As disclosed under Item 2.02 hereof, on Thursday, May 3, 2018, the Company issued the Earnings Release announcing its financial and operating results for the first quarter of 2018. A copy of the Earnings Release is furnished as Exhibit 99.1 hereto, pursuant to Item 7.01 of Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, and including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Asset-Based Revolving Credit Agreement, dated as of May 1, 2018, among C&J Energy Services, Inc., CJ Holding Co., C&J Spec-Rent Services, Inc., C&J Well Services, Inc., KVS Transportation, Inc., Tiger Cased Hole Services, Inc., each guarantor from time to time party hereto, each lender from time to time party hereto and JPMorgan Chase Bank, N.A., as the Administrative Agent.

99.1	Press Release dated May 3, 2018 announcing C&J Energy Services’ First Quarter 2018 Results.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&J ENERGY SERVICES, INC.
(Registrant)

/s/ Danielle Hunter
Name: Danielle Hunter
Title: Executive Vice President, General Counsel, Chief
Risk and Compliance Officer and Corporate Secretary
Date: May 3, 2018